EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in the Registration Statements filed on Form S-8 (No. 333-59476 and No. 333-100732) pertaining to the Rockport Healthcare Group, Inc. stock option plan and long-term incentive plan of our report dated June 6, 2005, relating to the financial statements of Rockport Healthcare Group, Inc. appearing in the Form 10-KSB for the year ended March 31, 2005.

Hein & Associates LLP
Houston, Texas
June 29, 2005